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                         AM International, Inc.
                         9399 West Higgins Road
                               Suite 900
                        Rosemont, Illinois 60018



October 29, 1996


Mr. Thomas D. Rooney
1420 Carlisle Drive
Inverness, Illinois 60010

Dear Mr. Rooney:

Reference is hereby made to your Change in Control and Termination Benefits Agreement with AM International, Inc. (the "Company") dated as of July 7, 1995 (the "Agreement"). This letter is to effect a satisfaction and discharge of your and the Company's respective obligations under the Agreement. You will be entitled to receive, on the date of the Closing or commencing upon the date of the Closing, the cash payments and benefits set forth on Schedule A to this letter agreement. In addition, pursuant to Section 2 of the Agreement and in accordance with the Escrow Agreement dated July 7, 1995 between the Company, Bank of America Illinois (the "Escrow Agent") and you, you are entitled to receive a lump sum cash amount equal to $250,000 (plus interest thereon in accordance with Section 2 of the Escrow Agreement) upon the earliest to occur of (i) the date of the Closing, so long as you are employed by the Company on the date of the Closing, (ii) February 27, 1997, so long as you are employed by the Company on February 27, 1997, and (iii) the effective date on which your employment by the Company terminates by reason of a Qualifying Termination, your death, or termination of your employment by the Company by reason of your Incapacity (as defined in the Agreement) or disability.

All amounts paid or released to you may be subject to withholding for federal, state or local taxes. The Company hereby undertakes to deliver to the Escrow Agent, on or prior to the Closing Date, a certificate in the form of Schedule B to this letter.

Terms used in this letter and in the Schedules hereto which are not defined herein and are defined in the Merger Purchase Agreement among 8044 Acquisition, Inc., 8044 Acquisition Sub Inc. and the Company, dated as of the date hereof (the "Merger Agreement"), shall have the meanings set forth in the Merger Agreement. This letter shall not affect your rights under the Agreement, including, without limitation, your right to terminate your employment for Good Reason. This letter shall be of no force or effect in the event the Closing does not occur; provided, however, that in such event this letter shall not affect the terms and conditions of the Agreement or the Escrow Agreement.

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                                   AM INTERNATIONAL, INC.

                                   By:_/s/ Jerome D. Brady___
                                        Name:  Jerome D. Brady
                                             Title:  President and Chief
                                                       Executive Officer
ACKNOWLEDGED AND AGREED
this 29th day of October, 1996


By:    /s/ Thomas D. Rooney
     Name:  Thomas D. Rooney
     Title:  Vice President and Chief Financial Officer
             President, AM Multigraphics

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                               SCHEDULE A
                     TO LETTER TO THOMAS D. ROONEY
                         DATED OCTOBER 29, 1996

At the Closing, the Company shall pay to Thomas D. Rooney (the
"Executive"), in immediately available funds, the following: (1footnote)

1. Pursuant to Section 3(a)(1)(i) of the Agreement an amount equal to the Executive's base salary through and including the Closing Date, to the extent not theretofore paid;

2. Pursuant to Section 3(a)(1)(ii) of the Agreement, an amount equal to $14,140 (i.e., the product of 2,828 multiplied by $5.00), representing payment in full for all Deferred Compensation Shares held by or for the account of the Executive;

3. Pursuant to Section 3(a)(1)(ii) of the Agreement, an amount equal to any accrued vacation pay of the Executive, through and including the Closing Date, to the extent not theretofore paid;

4. Assuming the Closing occurs no earlier than November 27, 1996 (the date which is three months after the sale of AM Graphics, as defined in the Agreement), pursuant to Section 3(a)(2) of the Agreement, an amount equal to the product of (i) two times the Executive's highest rate of annual base salary in effect at any time from and after July 7, 1995 to the day prior to the date of the Closing (which base salary as of the date hereof is $199,500, which, when doubled, equals $399,000) multiplied by (ii) a fraction, the numerator of which is equal to 24 minus the number of months which elapse during the 12-month period commencing on November 27, 1996 (including a partial month with a partial month being expressed as a fraction, the numerator of which is the number of days which have elapsed in such month and the denominator of which is the number of days in such month) and the denominator of which is 24;

5. With respect to the Executive's annual bonus, the amount will not be determined in accordance with Section 3(a)(3) of the Agreement, but rather will be paid in accordance with the Executive's EICP Grant; provided, however, that if the Executive's employment is terminated for any reason prior to payment of the 1997 EICP awards, Executive will be entitled to receive the grant which would have been payable in accordance with Section 3(a)(3) of the Agreement as if Executive's employment had been terminated for Good Reason on the Closing Date.

FOOTNOTE: 1. All amounts payable to Mr. Rooney under the Company's 401(k) plan, savings plans, retirement plan, deferred compensation plans, and other plans under which he is a participant, and which are not otherwise referred to in this Schedule, shall be paid to Mr. Rooney according to their respective terms.

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6.  With respect to the Executive's supplemental retirement benefit, the amount, if any, determined in accordance with Section 3(b) of the Agreement; and

7. With respect to unvested employer contributions to Retirement Plans, the amount, if any, determined in accordance with Section 3(c)(1) of the Agreement.

Commencing upon the date of the Closing, pursuant to Section 3(c)(2) of the Agreement, the Company shall:

1. For a period of two years commencing on the date of the Closing, continue to keep in full force and effect (or shall cause a successor to keep in full force and effect or shall cause to be provided by a third-party provider) all policies of medical, prescription, dental, accident, disability and life insurance with respect to the Executive and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such policies shall have been in effect immediately prior to the date of the Closing or, if more favorable to the Executive, as provided generally with respect to other peer executives of the Company and its affiliated companies. The obligation of the Company to continue coverage of the Executive and his spouse and other dependents under such policies shall cease at such time as the Executive and his spouse and other dependents obtain substantially comparable coverage under another policy or policies, including a policy maintained by another employer.

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                                                              SCHEDULE B
                         Certificate and Waiver

     , 1997 [insert first to occur of date of Closing and 2/27/97]

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois 60697
Attention:

          Re:  Escrow Account No.          (the "Escrow Account")

Gentlemen:

          Reference is made to that certain Change in Control and Termination Benefits Agreement dated as of July 7th, 1995 (the "Agreement") between AM International, Inc. (the "Company") and Thomas
D. Rooney (the "Employee"); each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Agreement.

          The undersigned, on behalf of the Company, hereby certifies to Bank of America Illinois that the Employee is entitled to have the funds held in the Escrow Account released to the Employee.

          The Company hereby waives, for itself and on behalf of its successors and assigns, all rights the Company may have (i) to receive a copy of the certificate from the Employee to the Escrow Agent, dated the date of this Certificate and Waiver, in the form of Annex I to the Escrow Agreement (the "Certificate"), and (ii) to dispute any certifications of the Employee set forth in the Certificate.

          Please release all funds held in the Escrow Account and deliver such funds in accordance with the instructions of the Employee.


                              AM INTERNATIONAL, INC.


                              By:
                                   Name:
                                   Title:

                              Certificate

     , 1997 [insert first to occur of date of Closing and 2/27/97]

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois 60697
Attention:          Re:  Escrow Account No.          (the "Escrow Account")

Ladies and Gentlemen:

          Reference is made to that certain Change in Control and Termination Benefits Agreement dated as of July 7th, 1995 (the
"Agreement") between AM International, Inc. ("AMI") and the undersigned; each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Agreement.

          The undersigned hereby certifies to Bank of America Illinois that at least one of the following statements is true and correct as of the date hereof:

          1. A Change in Control (other than a Change in Control resulting from a sale of all or substantially all of the assets of AM Graphics) has occurred at least three months prior to the date hereof and on the three-month anniversary date of such Change in Control the undersigned was an employee of AMI or the person who assumed the Agreement and the Escrow Agreement.

          2. A Change in Control (other than a Change in Control resulting from a sale of all or substantially all of the assets of AM Graphics) has occurred and the Employee's employment by AMI or the person who assumed the Agreement and the Escrow Agreement was terminated after, or on the same date as, such Change in Control by reason of a Qualifying Termination, death of the Executive, or termination of employment by AMI or the person who assumed the Agreement and the Escrow Agreement by reason of the Executive's Incapacity or disability.

          3. A Change in Control resulting from a sale of all or substantially all of the assets of AM Graphics has occurred in accordance with Section 1(c)(4)(ii) of the Agreement, the consummation of the sale of all or substantially all of the domestic assets of AM Multigraphics has occurred prior to, or on the same date as, such Change in Control, and the undersigned was an employee of AMI on the date of such Change in Control.

          4. A Change in Control resulting from a sale of all or substantially all of the assets of AM Graphics has occurred in accordance with Section 1(c)(4)(ii) of the Agreement, the consummation of the sale of all or substantially all of the domestic assets of AM Multigraphics has occurred after the date of such Change in Control, and the undersigned was an employee of AMI on the date of such sale of assets of AM Multigraphics.

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          5.   A Change in Control resulting from a sale of all or
               substantially all of the assets of AM Graphics has occurred in accordance with Section 1(c)(4)(ii) of the Agreement at least six months prior to the date hereof and, on the six-month anniversary date of such Change in Control, the undersigned was an employee of AMI.

          6. A Change in Control resulting from a sale of all or substantially all of the assets of AM Graphics has occurred in accordance with Section 1(c)(4)(ii) of the Agreement and the Employee's employment by AMI was terminated after, or on the same date as, such Change in Control by reason of a Qualifying Termination, death of the Executive, or termination of employment by AMI by reason of the Executive's Incapacity or disability.

          7. A Change in Control has occurred and the Employee's employment by AMI was terminated prior to such Change in Control for a reason other than for Cause or the Executive's Incapacity at a time when AMI was a party to a letter of intent which contemplates effecting, or a binding written agreement (subject to customary closing conditions) to effect, a transaction constituting a Change in Control.

Please release all funds representing proceeds of all Securities held in the Escrow Account and deliver such funds to .


                              Thomas D. Rooney
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